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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                  May 13, 1998


                              JLM INDUSTRIES, INC.
                              --------------------
             (Exact Name of Registrant as Specified in its Charter)

      Delaware                     0-22687                      06-1163710
      --------                     -------                      ----------
  (State or Other                (Commission                 (I.R.S. Employer
  Jurisdiction)                  File Number)               Identification No.)


8675 Hidden River Parkway, Tampa, FL.                              33637
------------------------------------                              ------
(Address of Principal Executive Office)                          (Zip Code)

                               (813) 632-3300
                               --------------
            (Registrant's telephone number, including area code)
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Item 2.  Acquisition or Disposition of Assets

         On May 13, 1998, JLM completed the acquisition of Tolson Transport B.V., a Dutch Company, Tolson Holland B.V., a Dutch company and Tolson Asia Pte., Ltd, a Singapore company through the purchase of all of the outstanding shares of capital stock of the three companies (the "Acquired Companies") from their parent Tolson Holding, B.V., a Dutch company. The total purchase price for the Acquired Companies was $5,750,000 subject to certain adjustments as described below.

         The Acquired Companies are global distributors and traders of methanol, solvents, aromatics and olefins. The acquisition will expand the Company's international chemical business especially in Asia and Europe including an office in Russia.

         The purchase price was determined based on a closing valuation date of March 31, 1998 and was paid through an initial cash payment of $2,900,000 at the time of closing less excluded receivables as defined in the Share Purchase Agreement and the execution of a $2,850,000 promissory note that accrues interest at the LIBOR rate plus 1%. The promissory note is payable in five semi-annual installments of $350,000 with a lump-sum payment of $1.1 million due in May 2001. If the combined shareholders' equity of the Acquired Companies is less than zero at the effective closing date, Tolson will pay JLM for any deficit. Conversely, if the combined shareholders' equity of the Acquired Companies is in excess of zero at the time of the effective closing date, then JLM is required to pay Tolson for such excess. Should JLM pay any excess to Tolson, JLM will fund all required amounts to Tolson using its acquisition line of credit. The acquisition line has an available borrowing capacity of $7.5 million as of May 13, 1998.

         The purchase of the Acquired Companies will exclude certain receivables, as defined in the Share Purchase Agreement. For such excluded receivables, JLM will collect such receivables on a best efforts basis and JLM will receive a commission, as defined in the Share Purchase Agreement, for actual collections made. The transaction will be treated as a purchase under generally accepted accounting principles.

JLM is in the process of compiling unaudited pro forma consolidated financial statements and related information in accordance with the provisions of Item 2 on Form 8-K. All audited financial statements and unaudited pro forma consolidated financial statements required to be filed under applicable regulations will be filed as soon as practicable, but in any event, no later than 60 days after May 28, 1998, the date on which a Current Report on Form 8-K is due to have been filed in respect of the Tolson acquisition.

Item 7.     Financial Statements and Exhibits.

       1.  Financial statements and exhibits filed herewith: None.




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SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        JLM INDUSTRIES, INC.

Dated:  May 27, 1998
                                        By: /s/ John L. Macdonald
                                           ----------------------------------
                                           John L. Macdonald
                                           President and Chief Executive Officer





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